As filed with the Securities and Exchange Commission on
January 31, 1997                                        REGISTRATION NO.
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                               JSB FINANCIAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                    11-300874
(STATE OR OTHER JURISDICTION OF INCORPORATION OR          (I.R.S. EMPLOYER
               ORGANIZATION)                              IDENTIFICATION NO.)

                                303 MERRICK ROAD
                          LYNBROOK, NEW YORK 11563-2574
                                 (516) 887-7000
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

                   JSB FINANCIAL, INC. 1996 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                                 ---------------

                                 Park T. Adikes
                Chairman of the Board and Chief Executive Officer
                                303 Merrick Road
                          Lynbrook, New York 11563-2574
                                 (516) 887-7000

                                    Copy to:

                              Lisa M. Miller, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 39th Floor
                            New York, New York 10048
                                 (212) 912-7400
             (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER
                      AND AREA CODE, OF AGENT FOR SERVICE)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
     Title of Securities            Amount to be        Proposed Maximum Offering        Proposed Maximum            Amount of
      to be Registered             Registered(1)            Price Per Share (2)      Aggregate Offering Price (2)  Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value      800,000 shares                  $38.00                    $28,754,375              $8,713.45
===================================================================================================================================

(1) Based on the number of shares of common stock of JSB Financial, Inc. ("JSBF") currently reserved for issuance under the JSB Financial, Inc. 1996 Stock Option Plan ("Plan"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of JSBF that, by reason of certain events specified in the Plan, may become issuable under the Plan or options to purchase shares of JSBF common stock ("Options") granted thereunder.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which shares subject to outstanding Options are deemed to be offered at the prices at which such Options may be exercised and shares that may be acquired through the exercise of Options granted in the future are deemed to be offered at $36.75 per share, the average of the bid and ask prices of JSBF common stock at the close of the day on January 28, 1997 as reported on the Nasdaq National Market. In January, 1996, 165,000 Options with an exercise price of $31.625 per share were granted under the Plan, and in January, 1997, 160,000 Options with an exercise price of $38.00 per share were granted under the Plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.


                  Note: The document containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information heretofore filed with the Commission by the Registrant (File No. 000-21628) are incorporated by reference in this registration statement:

         (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act");

         (2) the description of the Registrant's Common Stock (the "Common Stock") contained in the Registrant's Registration Statement on Form S-1 filed on March 16, 1990, Registration No. 33-33821, and any amendments thereto;

         (3) the Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

         (4) the JSB Financial, Inc. Proxy Statement dated March 29, 1996 for the Annual Meeting of Shareholders held on May 14, 1996.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                  JSB Financial, Inc. will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Thomas
R. Lehmann, Senior Vice President, Chief Financial Officer, JSB Financial, Inc., 303 Merrick Road, Lynbrook, New York 11563-2574. Telephone requests may be directed to (516) 887-7000.


ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145, as amended, of the Delaware General Corporation Law ("GCL") and by the Certificate of Incorporation of the Registrant.

                  Article Tenth of the Certificate of Incorporation of the Registrant provides that any person who is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the GCL. Such indemnification shall apply whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such indemnification shall be against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered in connection with the proceeding. This right to indemnification includes, to the extent permitted by the GCL, the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition.

                  If a claim for indemnification is not paid in full by the Registrant within sixty days after a written claim has been received by the Registrant, the indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit (or in a suit brought by the Registrant to recover an advancement of expenses), the indemnitee shall be entitled to be paid also the expenses of prosecuting (or defending) such suit. In any such suit, it shall be a defense to the Registrant that the indemnitee has not met any applicable standard for indemnification set forth in the GCL. The burden of proof in any such suit shall be on the Registrant to prove that the indemnitee is not entitled to be indemnified.

                  The right of indemnification conferred in Article Tenth of the Certificate of Incorporation shall not be exclusive of any right which any person may have or hereafter acquire under any statute, the Registrant's Bylaws, agreement, vote of stockholders, disinterested directors, or otherwise. The Registrant maintains directors' and officers' liability insurance coverage for all directors and officers of JSB Financial, Inc. and its subsidiaries through Continental Casualty Co. for a one year policy term ending September 18, 1997.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling JSB Financial, Inc. pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

                  4.1      JSB Financial, Inc. 1996 Stock Option Plan
                  4.2 Forms of Option Agreements for Employees and Directors under the Plan
                  4.3 Certificate of Incorporation of JSB Financial, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-1 filed on March 16, 1990, Registration No. 33-33821, and any amendments thereto.
                  4.4 By-Laws of JSB Financial, Inc., incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended.
                  5. Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
                  23.1     Consent of Thacher Proffitt & Wood (included in
                           Exhibit 5 hereof).
                  23.2     Consent of KPMG Peat Marwick LLP.


ITEM 9.  UNDERTAKINGS.

         A. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a- 3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lynbrook, State of New York on the 31st day of January, 1997.

                                  JSB Financial, Inc.
                                  (Registrant)


                                  By:/s/ Park T. Adikes
                                     ---------------------------
                                     Park T. Adikes
                                     Chairman of the Board and
                                     Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                         TITLE                              DATE
                  ---------                                         -----                              ----
/s/Park T. Adikes
----------------------------------------------   Chairman of the Board and Chief                   January 31, 1997
Park T. Adikes                                   Executive Officer (Principal Executive
                                                 Officer) and Director

/s/Thomas R. Lehmann
----------------------------------------------   Senior Vice President, Chief Financial            January 23, 1997
Thomas R. Lehmann                                Officer (Principal Financial and
                                                 Accounting Officer)

/s/Edward P. Henson
----------------------------------------------   President and Director                            January 29, 1997
Edward P. Henson

----------------------------------------------   Director                                          __________, 1997
Joseph J. Blaine

----------------------------------------------   Director                                          __________, 1997
Joseph C. Cantwell

----------------------------------------------   Director                                          __________, 1997
Howard J. Dirkes, Jr.

/s/James E. Gibbons, Jr.
----------------------------------------------   Director                                          January 29, 1997
James E. Gibbons, Jr.

/s/Alfred F. Kelly
---------------------------------------------    Director                                          January 29, 1997
Alfred F. Kelly

/s/Richard W. Meyer
--------------------------------------------     Director                                          Janaury 29, 1997
Richard W. Meyer

/s/Arnold B. Pritcher
--------------------------------------------     Director                                          Janaury 29, 1997
Arnold B. Pritcher

/s/Paul R. Screvane
--------------------------------------------     Director                                          January 29, 1997
Paul R. Screvane


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION                                                         PAGE NO.
------                           -----------                                                         --------


 4.1         JSB Financial, Inc. 1996 Stock Option Plan..............................................
 4.2         Forms of Option Agreements for Employees and Directors under the
             Plan....................................................................................
 4.3         Certificate of Incorporation of JSB Financial, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-1, filed on March 16, 1990, Registration No. 33-33821, and any amendments thereto.................................................................................
 4.4         By-Laws of JSB Financial, Inc., incorporated by reference to the
             Registrant's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1995, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended......................................
 5.          Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.............................................
23.1         Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof).......................
23.2         Consent of KPMG Peat Marwick LLP........................................................